Exhibit 99.1

Majority Voting and Director Resignation Policy

In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall, within five (5) business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board of Directors (the “Board”) of CYS Investments, Inc. (the “Company”) for consideration by the Company’s Nominating and Corporate Governance Committee (the “NCGC”). As used herein, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election.

The NCGC will consider such tendered resignation and, as soon as is reasonably practicable following the date of the Board’s receipt of such resignation, but in no event later than 45 days after the stockholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the NCGC will consider all factors deemed relevant by the members of the NCGC including, without limitation, the stated reason or reasons why stockholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange and the Company’s Corporate Governance Guidelines), and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

The NCGC also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the NCGC deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to mitigate or cure the underlying reasons reasonably believed by the NCGC to have substantially resulted in the “withheld” votes.

The Board will take formal action on the NCGC’s recommendation no later than 120 days following the date of the stockholders’ meeting at which the election occurred. In considering the NCGC’s recommendation, the Board will consider the information, factors and alternatives considered by the NCGC and such additional information, factors and alternatives as the Board deems relevant or appropriate.

Following the Board’s decision on the NCGC’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the SEC, the Board’s decision, together with a description of the process by which the decision was made and, if applicable, the factors considered by the Board in determining to accept or reject the tendered resignation.

No director who, in accordance with this policy, is required to tender his or her resignation, shall participate in the NCGC’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the NCGC received a greater number of votes “withheld” from their election than votes “for” their election, then the independent directors then serving on the Board who received a greater number of votes “for” their election than votes “withheld” from their election will appoint an ad hoc Board committee from amongst themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the NCGC for the purposes of this policy. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created but fewer than three (3) directors would be eligible to serve on it (including in circumstances where the entire Board receives a greater number of votes “withheld” from their election than votes “for” their election”, the entire Board (other than the director whose individual resignation is then being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the NCGC and without the creation of an Ad Hoc Committee.